Exhibit 32.2

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In connection with this Amendment No. 1 to Quarterly Report of China 3C Group and its subsidiaries (the “Company”) on Form 10-Q for the period ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Weidong Huang, Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 31, 2008
/s/ Weidong Huang
Weidong Huang
Chief Financial Officer
(Principal Financial Officer)